High Roller Technologies Reports Fourth Quarter and Full Year 2025 Results; Highlights Strategic Expansion into U.S. Prediction Markets

Advances strategic partnership with Crypto.com to power event-based Prediction Markets, with a Mature Market Estimated to exceed $1 Trillion in annual trading volume1

LAS VEGAS, Nevada — March 10, 2026 (GLOBE NEWSWIRE) — High Roller Technologies, Inc. (“High Roller” or the “Company”) (NYSE: ROLR), operator of the award-winning, premium online casino brands High Roller and Fruta, today reported financial results for the fourth quarter and full year ended December 31, 2025, and provided a business update, including its planned expansion into regulated U.S. prediction markets through its binding partnership with Crypto.com | Derivatives North America (CDNA). As previously announced, High Roller will host a conference call to discuss fourth quarter and full year 2025 results and provide a business update today, March 10, 2026, at 4:30 PM Eastern Time (ET).

Management Commentary

“2025 capped a period of significant transformation for High Roller as we improved operational efficiency, refined our geographic footprint, and positioned the business for the next phase of growth as we expand into one of the most compelling new regulated categories — U.S. Prediction Markets,” said Seth Young, Chief Executive Officer. “While we intentionally ceased B2C operations in certain markets throughout the year in response to regulatory shifts, we have worked diligently in parallel to prepare the business for the kind of scale we are anticipating through new market and product launches in 2026.”

“To accelerate our growth, we recently strengthened our balance sheet with $26 million in capital, added seasoned executives to our leadership team, and continued to build other key partnerships to complement our premium brands and existing distribution capabilities. Our planned entry into new, regulated iGaming markets like Ontario is a natural extension of our core expertise, while our planned entry into the regulated U.S. prediction market space is a tremendously exciting, high-upside strategic opportunity,” added Young. “We believe the pieces are now in place to capitalize on these opportunities, and we’re confident in our ability to execute on our strategy moving forward.”

Recent Strategic & Corporate Highlights

Prediction Markets (U.S.)

•         Entered into a binding LOI with Crypto.com | Derivatives North America (CDNA) to launch an event-based prediction markets product in the U.S. The planned Crypto.com partnership is a key strategic milestone and forms the foundation of the Company’s strategy to scale its consumer base following launch.

•         Signed non-binding LOIs supporting go-to-market planning for U.S. prediction markets, including proposed marketing/distribution relationships with Lines.com, Forever Network, and Leverage Game Media.

Sportsbook Expansion

•         Signed a non-binding LOI with Altenar to pursue a fully managed B2B sportsbook platform for use on the Company’s licensed sports betting websites.

Capital & Strategic Investment

•         Received a $1.0 million strategic investment by Saratoga Casino Holdings through a private placement at $2.80 per share.

•         Completed a $25 million registered direct offering (priced at $13.21 per share, 1,892,506 shares), with proceeds earmarked for sales & marketing, geographic expansion, product development/diversification, and general corporate purposes.

Leadership & Execution

•         Appointed Jake Francis as Chief Operating Officer.

•         Strengthened marketing leadership by appointing Carlo Scappaticci as Chief Marketing Officer and Frances Cong as Director of Marketing.

•         Appointed Andrew Walter as Chief Legal and Compliance Officer, replacing Sarah Stienon.

Responsible Gaming

•         Entered into a non-binding LOI with Kindbridge Behavioral Health to support responsible gambling initiatives in Ontario, subject to licensing and regulatory approval.

Fourth Quarter 2025 Financial Results Summary

•         Net revenues from continuing operations were $4.7 million, compared to $5.9 million in Q4 2024. The decrease was primarily due to the planned exit from certain markets.

•         Net income from continuing operations was $2.7 million, compared to a net loss from continuing operations of $3.0 million in Q4 2024.

•         Adjusted EBITDA from continuing operations improved $1.9 million to negative $427 thousand from negative $2.3 million in Q4 2024.

Full Year Ended December 31, 2025, Financial Results Summary

•         Net revenues from continuing operations were $20.5 million, a decrease of $2.8 million, or 11.9%, compared to $23.2 million for the year ended December 31, 2024.

•         Total operating expenses were $26.6 million, a decrease of 16%, as compared to $31.7 million for the year ended December 31, 2024, primarily as a result of lower direct operating costs and advertising and promotions in 2025 vs. 2024.

•         Loss from operations improved to $6.2 million compared to $8.5 million in 2024, primarily due to cost cutting, operational improvements, and focusing on more profitable opportunities.

•         Net income from continuing operations was $690 thousand, or $0.08 per basic common share and $0.07 per diluted common share, compared to a net loss from continuing operations of $8.6 million, or $(1.19) per common share in 2024.

•         Net income was $3.2 million, or $0.37 per basic common share and $0.33 per diluted common share, compared to a net loss of $5.9 million, or $(0.82) per common share, in 2024.

•         Adjusted EBITDA from continuing operations improved $2.0 million to negative $3.7 million, or $(0.39) per common share, from negative $5.7 million, or $(0.79) per common share, in 2024.

•         Cash and cash equivalents totaled approximately $2.7 million, $589 thousand of which is restricted as of December 31, 2025, as compared to $3.5 million, $770 thousand of which was restricted, as of September 30, 2025.

•         Subsequent to year-end 2025, the Company raised a total of $26.0 million in gross proceeds:

o        $1.0 million from a strategic investment by Saratoga Casino Holdings LLC through a private placement of restricted shares of common stock on January 9, 2026;

o        $25.0 million from a registered direct offering of 1,892,506 shares of common stock priced at $13.21 per share, which closed on January 21, 2026.

Conference Call

As previously announced, High Roller will host a conference call to discuss fourth quarter and full year 2025 results and provide a business update today, March 10, 2026, at 4:30 PM Eastern Time (ET).

To join the live conference call, please dial 877-407-6176 (U.S. and Canadian callers) or +1 201-689-8451 (international callers outside of the U.S. and Canada) 10 to 15 minutes prior to the scheduled call time. Participants can also click this link for instant telephone access to the event. The link will become active approximately 15 minutes prior to the start of the conference call. The conference ID# is 13758953.

1 https://next.io/news/betting/ekg-projects-1tn-annual-us-prediction-market-volume/

About High Roller Technologies, Inc.

High Roller Technologies, Inc. is a leading global online gaming operator known for its innovative casino brands, High Roller and Fruta, listed under the ticker ROLR on the NYSE. The Company delivers a cutting-edge real-money online casino platform that is intuitive and user-friendly. With a diverse portfolio of over 6,000 premium games from more than 90 leading game providers, High Roller Technologies serves a global customer base, offering an immersive and engaging gaming experience in the rapidly expanding multi-billion iGaming industry. The online casino features enhanced search engine optimization, machine learning, seamless direct API integrations, faster load times, and superior scalability.

As an award-winning operator, High Roller Technologies continues to redefine the future of online gaming through innovation, performance, and a commitment to excellence. For more information, please visit the High Roller Technologies, Inc. investor relations website, X, Facebook, and LinkedIn pages.

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include such factors as discussed throughout Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2024 and for the year ended December 31, 2025 and throughout Part I, Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations and in Part II, Item 1A. Risk Factors of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact

ir@highroller.com

800-460-1039

HIGH ROLLER TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the Year Ended
	December 31,
(in thousands, except share and per share data)	2025	2024

Revenues, net	$20,453	$23,206

Operating expenses
Direct operating costs:
Related party	1,111	3,650
Other	8,185	10,276
General and administrative:
Related party	69	—
Other	9,878	9,110
Advertising and promotions:
Related party	1,166	956
Other	4,884	6,676
Product and software development:
Related party	—	208
Other	1,337	818
Total operating expenses	26,630	31,694
Loss from operations	(6,177)	(8,488)

Other expenses
Interest expense, net	(74)	(124)
Other income	(1)	1
Gain on acquisition of intangible assets	4,000	—
Total other expenses	3,925	(123)

Loss before income taxes	(2,252)	(8,611)
Income tax expense (benefit)	(2,942)	7
Net income (loss)	$690	$(8,618)

Net income from discontinued operations net of taxes	$2,471	$2,695

Net income (loss)	$3,161	$(5,923)

Other comprehensive (loss) income
Foreign currency translation adjustment	79	(167)
Comprehensive income (loss) from continuing operations	$769	$(8,785)

Net income (loss) per common share:
Continuing operations	$0.08	$(1.19)
Discontinued operations	$0.29	$0.37
Net income (loss) per common share – basic	$0.37	$(0.82)
Weighted average common shares outstanding – basic	8,438,854	7,248,892

Net income (loss) per common share:
Continuing operations	$0.07	$(1.19)
Discontinued operations	$0.26	$0.37
Net income (loss) per common share – diluted	$0.33	$(0.82)
Weighted average common shares outstanding – diluted	9,659,274	7,248,892

HIGH ROLLER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of	As of
	December 31,	December 31,
(in thousands, except share and per share data)	2025	2024

Assets
Current assets
Cash and cash equivalents	$2,076	$6,869
Restricted cash	589	1,085
Prepaid expenses and other current assets	779	802
Deferred tax asset, current	2,368	—
Current assets of discontinued operations	—	22
Total current assets	5,812	8,778
Due from affiliates	—	504
Deferred offering costs	80	—
Property and equipment, net	417	372
Operating lease right-of-use asset, net	826	910
Intangible assets, net	10,507	4,613
Deferred tax asset, non-current	817	—
Other assets	60	41
Noncurrent assets of discontinued operations	—	1,407
Total assets	$18,519	$16,625

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$804	$926
Accrued expenses	3,373	4,308
Player liabilities	816	662
Due to affiliates	1,993	3,329
Short-term unsecured notes payable to stockholders	—	90
Operating leases obligation, current	166	143
Current liabilities of discontinued operations	—	710
Total current liabilities	7,152	10,168
Operating lease obligation, noncurrent	641	729
Other liabilities	1,084	7
Total liabilities	8,877	10,904
Stockholders’ equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized; none issued and outstanding as of December 31, 2025 and December 31, 2024	—	—
Common stock, $0.001 par value; 60,000,000 shares authorized; 8,485,404 shares and 8,350,882 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	8	8
Additional paid-in capital	32,930	31,557
Accumulated deficit	(24,299)	(27,143)
Accumulated other comprehensive income	1,003	1,299
Total stockholders’ equity	9,642	5,721
Total liabilities and stockholders’ equity	$18,519	$16,625

This Report includes Adjusted EBITDA and Adjusted Earnings (Loss) Per Share, which are non-GAAP financial measures that we use to supplement our results presented in accordance with U.S. GAAP. We believe Adjusted EBITDA and Adjusted Earnings (Loss) Per Share are useful in evaluating our operating performance, similar to measures reported by our publicly-listed U.S. competitors, and regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. Adjusted EBITDA and Adjusted Earnings (Loss) Per Share are not intended to be a substitute for any U.S. GAAP financial measure. As calculated, they may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

We define and calculate Adjusted EBITDA as net income (loss) before the impact of interest income and expense, income tax provision or benefit, and depreciation and amortization, and further adjusted for the following items: stock-based compensation; and other non-recurring and non-operating costs or income, as described in the reconciliation below.

We define and calculate Adjusted Earnings (Loss) Per Share as basic earnings (loss) per share attributable to common stockholders before the impact of amortization of acquired intangible assets; stock-based compensation; and other non-recurring and non-operating costs or income, as described in the reconciliation below.

We include non-GAAP financial measures because they are used by management to evaluate our core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Adjusted EBITDA and Adjusted Earnings (Loss) Per Share exclude certain expenses that are required in accordance with U.S. GAAP because they are non-recurring items (for example, in the case of severance costs), non-cash expenditures (for example, in the case of amortization of acquired intangible assets, depreciation and amortization and stock-based compensation), or non-operating items which are not related to our underlying business performance (for example, in the case of interest expense).

HIGH ROLLER TECHNOLOGIES, INC. AND SUBSIDIARIES
GAAP NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA

	Year Ended December 31,
(in thousands)	2025	2024

Revenues	$20,453	$23,206
Net income (loss)	690	(8,618)

Add back items:
Stock-based compensation expense (1)	1,374	1,052
Depreciation and amortization (2)	313	262
Issuance of warrants	—	250
Interest expense, net	74	124
Income tax	(2,942)	7
Foreign exchange transaction loss	498	1,137
Other (3)	(3,744)	94
Adjusted EBITDA	$(3,737)	$(5,692)
Adjusted EBITDA margin	(18.00)%	(25.00)%
Adjusted (loss) per share	(0.39)	(0.79)

(1) Includes restricted shares, stock options, equity-settled restricted share units, cash-settled restricted share units and equity-settled performance-based restricted share units granted to employees and directors (including related employer payroll taxes).

(2) Includes amortization of intangible assets generated through business acquisitions and depreciation of property and equipment, amortization of contract costs, and amortization of internally developed software and other intangible assets. Excludes amortization of right of use assets.

(3) Includes severance costs, non-recurring compensation payments and gain on acquisition.

HIGH ROLLER TECHNOLOGIES, INC. AND SUBSIDIARIES
GAAP NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA

(1) Includes restricted shares, stock options, equity-settled restricted share units, cash-settled restricted share units and equity-settled performance-based restricted share units granted to employees and directors (including related employer payroll taxes).

(2) Includes amortization of intangible assets generated through business acquisitions and depreciation of property and equipment, amortization of contract costs, and amortization of internally developed software and other intangible assets. Excludes amortization of right of use assets.

(3) Includes severance costs, non-recurring compensation payments and gain on acquisition.